UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Trinity Capital Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1200 Trinity Drive • Los Alamos, New Mexico 87544 • (505) 662-5171

April 27, 2006

Dear Shareholder:

On behalf of the Board of Directors and management of Trinity Capital Corporation, we cordially invite you to attend the Annual Meeting of Shareholders of Trinity Capital Corporation to be held at 6:30 p.m. on May 11, 2006, at the Hilltop House Hotel located at 400 Trinity Drive, Los Alamos, New Mexico. The accompanying Notice of Annual Meeting of Shareholders and Proxy Statement discuss the business to be conducted at the meeting. We have also enclosed a copy of our 2005 Annual Report to shareholders. At the meeting we will report on operations and the outlook for the year ahead.

The Board of Directors has nominated three persons to serve as Class III directors, each of whom is an incumbent director. We recommend you vote your shares “for” the director nominees. Our Audit Committee has selected, and we recommend that you ratify the selection of, Moss Adams, LLP to serve as our independent registered public accounting firm for the year ending December 31, 2006.

We encourage you to attend the meeting in person. Whether or not you plan to attend, however, please complete, date, sign and return the enclosed proxy card in the enclosed envelope. This will assure that your shares are represented at the meeting.

We look forward to seeing and visiting with you at the meeting.

Very truly yours,

Bill Enloe
President and Chief Executive Officer

Please sign and date the enclosed Proxy Card and return it in the enclosed envelope as promptly as possible, regardless of whether you plan to attend the meeting in person. We hope that you will be able to attend the meeting. If you do, you may vote your stock in person if you wish. You may revoke the Proxy Card at any time prior to its exercise.

Notice of Annual Meeting

of Shareholders

to be held May 11, 2006

Time:	6:30 p.m. on Thursday, May 11, 2006

Place:	Hilltop House Hotel
400 Trinity Drive
Los Alamos, New Mexico

Items of Business:	1.	Election of three members to the Board of Directors;
	2.	Ratification of the appointment of Moss Adams LLP as our independent public accountants for the year ending December 31, 2006; and
	3.	The transaction of such other business as may properly be brought before the meeting and any adjournments or postponements of the meeting.

Record Date:	You can vote if you were a shareholder of record on April 4, 2006.

Annual Report:	Our 2005 Annual Report on Form 10-K, which is not a part of the proxy soliciting material, is enclosed. It is also available on-line at www.lanb.com/tcc/annual.asp

Proxy Voting:

It is important that your shares are represented and voted at the Annual Meeting. You can vote your shares by completing and returning the proxy card sent to you. You can revoke a proxy at any time prior to its exercise at the Annual Meeting by following the instructions in the accompanying Proxy Statement.

Postponement:

In the event there are an insufficient number of votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the meeting may be adjourned or postponed in order to permit us to further solicit proxies.

Steve W. Wells

Secretary

April 27, 2006

2006 Proxy Statement

This Proxy Statement is being furnished to shareholders of Trinity Capital Corporation, a New Mexico corporation with its principal executive offices located in Los Alamos, New Mexico, in connection with the solicitation by our Board of Directors of proxies to be used at the 2006 Annual Meeting of Shareholders, which will be held on May 11, 2006, at the Hilltop House Hotel located at 400 Trinity Drive, Los Alamos, New Mexico at 6:30 p.m., or at any adjournments or postponements of the meeting.

Trinity is the holding company for Los Alamos National Bank, a national banking organization. Trinity also owns all of the common shares of Title Guaranty & Insurance Company, TCC Appraisal Services Corporation, both New Mexico corporations, and four special purpose business trusts, created for the sole purpose of issuing an aggregate of $33 million in trust preferred securities. The Bank also has a subsidiary, TCC Advisors Corporation, created to enable registration with the Securities and Exchange Commission as a registered investment advisor. TCC Funds, a Delaware business trust, was also created in 2006 in order to enable us to create a mutual fund.

Our Annual Report on Form 10-K, including the consolidated financial statements for the year ended December 31, 2005, accompanies this Proxy Statement, which is first being mailed to shareholders on or about April 27, 2006.

ANNUAL MEETING

Purpose of Annual Meeting. The Annual Meeting is held to allow shareholders to act upon the matters outlined in the Notice of Annual Meeting of Shareholders, including the election of directors and the ratification of Trinity’s independent auditors. In addition, management will report on the performance of Trinity and respond to questions from shareholders.

Shareholders Entitled to Vote and Voting Rights. Shareholders of record as of the close of business on April 4, 2006, the record date for the Annual Meeting, will be entitled to vote their shares at the Annual Meeting. As of the record date, there were 6,588,717 shares of common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the shareholders at the Annual Meeting. Your proxy card(s) will state the number of shares held under each of your accounts. This Proxy Statement describes the matters that will be presented for consideration by the shareholders at the Annual Meeting.

How to Vote. Your vote is very important. If you are the record holder of your shares, you may vote either by mail or in person at the meeting. To vote by mail, complete and sign the enclosed proxy card and mail it in the enclosed pre-addressed envelope. No postage is required if mailed in the United States. If you mark your proxy card to indicate how you want your shares voted, your shares will be voted as you instruct. If you sign and return your proxy card but do not mark the card to provide voting instructions, the shares represented by your proxy card will be voted “for” all three nominees named in this Proxy Statement and “for” the ratification of our auditors and in accordance with the judgment of the proxy holders on any other matter properly brought before the meeting and any adjournments and postponements of the meeting.

If your shares are held in the name of your broker or fiduciary (or what is usually referred to as “street name”) you should have received this Proxy Statement from your broker or fiduciary with instructions on how to direct that person or entity to vote your shares. It will then be your broker’s or fiduciary’s responsibility to vote your shares in the manner you direct. Please complete, sign and return the proxy card in the envelope provided by your broker or fiduciary. Under the rules of various national and regional securities exchanges, brokers and fiduciaries may generally vote on routine matters, such as the election of directors and the ratification of independent auditors, but cannot vote on non-routine matters, such as the adoption or amendment of a stock incentive plan or an amendment to our Articles of Incorporation, unless they have received voting instructions from the person for whom they are holding shares. If there is a non-routine matter presented to shareholders at a meeting and your broker or fiduciary does not receive instructions from you on how to vote on that matter, your broker or fiduciary will return the proxy card to us, indicating that he or she does not have the authority to vote on that matter. This is generally referred to as a “broker non-vote” and may affect the outcome of the voting on those matters. We encourage you to provide directions to your broker or fiduciary as to how you want your shares voted on all matters to be brought before the meeting. You should do this by carefully following the instructions your broker or fiduciary gives you concerning its procedures. This ensures that your shares will be voted at the meeting.

If you want to vote in person, please come to the meeting. We will distribute written ballots to anyone who wants to vote at the meeting. Please note, however, that if your shares are held in the name of your broker or fiduciary, you will need to arrange to obtain a legal proxy from your broker or fiduciary in order to vote in person at the meeting. Even if you plan to attend the Annual Meeting, you should complete, sign and return your proxy card in advance of the Annual Meeting in case your plans change.

Director Nominees. The Board may, by resolution, provide for a lesser number of directors or designate a substitute nominee. In the latter case, shares represented by proxies may be voted “for” substitute nominees. Proxies cannot be voted for more than three nominees. The Board of Directors has no reason to believe any nominee will be unable to stand for re-election.

Householding. We have adopted a procedure approved by the SEC called “householding.”  Under this procedure, shareholders of record who have the same residential address or post office box and last name, or are reasonably believed by us to be members of the same family, will receive only one copy of our Notice of Annual Meeting, Proxy Statement and our Annual Report, unless one or more of these shareholders notifies us that they wish to continue to receive individual copies. This procedure reduces our printing costs and postage fees from duplicative mailings.

Shareholders who participate in householding will continue to receive separate proxy cards. Also, householding will not in any way affect dividend check mailings and deposits.

If you are eligible for householding, but you and other shareholders of record with whom you share an address currently receive multiple copies of the Notice of Annual Meeting, Proxy Statement and Annual Report, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact the Trinity Capital Corporation Stock Representative at: 1200 Trinity Drive, Post Office 60, Los Alamos, New Mexico 87544, (505) 662-1036 or (800) 525-9634.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting, Proxy Statement and Annual Report, or if you do not wish to participate in householding and prefer to receive separate copies of these documents in the future, please contact our Stock Representative as indicated above. You may also find copies of these documents on our website at www.lanb.com/tcc.

If you have multiple accounts reflected in our stock transfer records and/or in accounts with brokers or fiduciaries, you will receive one proxy card for each account. Please complete, sign and return ALL proxy cards to ensure that all of your shares are voted.

Revocation of Proxies. You can revoke your proxy at any time prior to the Annual Meeting by completing, signing and delivering a new proxy card or written notice of revocation to Trinity prior to the Annual Meeting or by voting in person at the Annual Meeting. If you vote in person, revoking a prior proxy, please inform the election judges of your revocation. If you hold your shares in the name of your broker or fiduciary, and desire to revoke your proxy, you will need to contact that person or entity to revoke your proxy.

Required Vote.            A majority of the shares that are outstanding and entitled to vote as of the record date must be present in person or by proxy at the meeting in order to hold the meeting and conduct business.

Shares are counted as present at the meeting if the shareholder either:

* is present in person at the meeting; or

* has properly submitted a signed proxy card or other form of proxy.

On April 4, 2006, the record date, there were 6,588,717 shares of common stock issued and outstanding. Therefore, at least 3,294,359 shares need to be present in person or by proxy at the Annual Meeting. Broker non-votes will not be counted as entitled to vote, but will count for purposes of determining whether or not a quorum is present on the matter. The following table sets forth the votes required for each item of business for the Annual Meeting:

Proposal 1: Election of Three Directors (Class III)

The three nominees for election as directors who receive the highest number of “FOR” votes will be elected as directors. This number is called a “plurality.”  You may vote “for” or “withhold authority to vote for” each nominee for director. If you do not vote for a particular nominee, or you indicate “withhold authority to vote” for a particular nominee on your proxy card, your non-votes or withholding of authority and broker non-votes will not count as votes cast either for or against the nominee, but will count for purposes of determining whether or not a quorum is present on the matter.

Proposal 2: To Ratify the Appointment of Moss Adams, LLP as our Independent registered public accounting firm for the Fiscal Year Ending December 31, 2006.

Ratification of the appointment of Moss Adams, LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2006 requires a majority of the votes cast in person or by proxy at the Annual Meeting be voted “FOR” this Proposal. You may vote “for,” “against,” or “abstain” on the ratification of Moss Adams. Abstentions and broker non-votes will not be counted as votes cast either for or against the proposal, but will count for purposes of determining whether or not a quorum is present on the matter.

If possible, we will announce voting results at the meeting. The voting results will also be disclosed in our Form 10-Q for the quarter ending June 30, 2006.

How does the Board recommend that I vote?  Our Board recommends that you vote your shares “FOR” each of the nominees to the Board and “FOR” the ratification of Moss Adams, LLP as Trinity’s independent registered public accounting firm for the 2006 fiscal year.

Voting on Other Matters. When you sign the enclosed proxy card, you appoint the proxy holder as your representative at the meeting. The proxy holder will vote your shares as you have instructed in the proxy card, thereby ensuring your shares will be voted whether or not you attend the meeting. If you have signed and returned the proxy card and an issue comes up for a vote at the meeting that is not identified on the card, the proxy holder will vote your shares, pursuant to your proxy, in accordance with his or her judgment.

Cost of Proxy Solicitation. We will bear the cost of soliciting proxies. In addition to solicitations by mail, our officers, directors or employees may solicit proxies in person or by telephone. These persons will not receive any special or additional compensation for soliciting proxies. We may reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

List of Shareholders. Pursuant to state law and the bylaws of Trinity, the names of the shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and the 10 days prior to the Annual Meeting, during regular business hours, at the Corporate Offices at: 1200 Trinity Drive, 3rd Floor, Los Alamos, New Mexico 87544.

Shareholder Account Maintenance. Should you find any errors or changes that should be made in your shareholder account information, please provide Trinity’s Stock Representative with a written account of the changes that should be made at: 1200 Trinity Drive, Los Alamos, New Mexico 87544 or by e-mail at tcc@lanb.com.

Security Ownership of Certain

Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 4, 2006, by each person known by us to be the beneficial owner of more than 5% of our outstanding common stock, by each director or nominee, by each executive officer named in the summary compensation table which can be found later in this Proxy Statement and by all directors and executive officers of Trinity as a group. Beneficial ownership has been determined for this purpose in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting power or investment power with respect to such securities or has the right to acquire beneficial ownership of securities within 60 days of April 4, 2006. The address for the Los Alamos National Bank Employee Stock Ownership Plan (ESOP) is 1200 Trinity Drive, Los Alamos, New Mexico 87544.

Name of Individual or Number of Individuals in Group	Amount and Nature of Beneficial Ownership		Percent of Class

Los Alamos National Bank ESOP	629,327	(1)	9.55	%(2)

George A. Cowan	808,245	(3)	12.26	%(2)

William C. Enloe	207,778	(4)	3.08	%(5)

Jeffrey F. Howell	9,228	(6)		*(2)

Deborah U. Johnson	10,000	(7)		*(2)

Jerry Kindsfather	124,700	(8)	1.89	%(2)

Arthur B. Montoya, Jr.	7,026	(9)		*(2)

Lewis A. Muir	287,416	(10)	4.36	%(2)

Stanley D. Primak	8,866	(11)		*(2)

Charles A. Slocomb	2,443	(12)		*(2)

Steve W. Wells	127,478	(13)	1.91	%(14)

Robert P. Worcester	8,888	(15)		*(2)

Daniel Bartholomew	13,247	(16)		*(17)

All directors and executive officers as a group (12 persons)	1,615,315		24.51	%(2)

*Indicates that the individual or entity owns less than one percent of our common stock.

(1)	Of the 629,327 shares held by our ESOP, 583,630 are allocated or will be allocated in 2006 to the individual participants’ accounts and 45,697 are unallocated and unissued.
(2)	Based upon 6,588,717 shares of common stock issued and outstanding at April 4, 2006.
(3)

Of the 808,245 shares held by Dr. Cowan, 448,648 are held in the Cowan Revocable Trust, of which Dr. Cowan and his wife are the trustees and share voting and investment power, and 359,597 are held by the Delle Foundation, a non-profit corporation wholly owned by Dr. Cowan.

(4)

Includes 14,709 shares over which Mr. Enloe shares voting and investment power with his spouse, 52,147 shares held by Mr. Enloe in our ESOP and 140,922 shares available to Mr. Enloe through the exercise of options over which shares he has no voting power and sole investment power.

(5)

Based upon 6,729,639 shares of common stock issued and outstanding at April 4, 2006, which includes exercisable options beneficially owned by Mr. Enloe which are not yet issued and outstanding pursuant to Rule 13d-3.

(6)	Of the 9,228 shares held by Ms. Howell, 1,000 are held as custodian for her minor child and 100 are held by her spouse.
(7)	Ms. Johnson shares voting and investment power in 8,200 shares with her spouse. The remaining 1,800 shares are held by Ms. Johnson in her individual retirement account.
(8)	Includes 114,292 shares, one-half of the 228,584 shares held by J&G Investments, in which Mr. Kindsfather is a 50% partner with shared voting and investment power.
(9)

Dr. Montoya shares voting and investment power in 6,726 shares with his spouse. The remaining 300 shares are held by the Arthur B. Montoya, Jr., DDS Profit Sharing Plan over which Dr. Montoya shares voting and investment power.

(10)

Includes 281,608 shares held in the Lewis and Janice Muir Revocable Trust, of which Mr. Muir and his wife are the trustees and share voting and investment power and 5,508 shares over which his spouse has sole voting and investment power.

(11)

Includes 8,452 shares over which Mr. Primak shares voting and investment power with his spouse, 206 shares held in his individual retirement account and 208 shares held in the individual retirement account of his spouse.

(12)	Mr. Slocomb shares voting and investment power in such shares with his spouse.
(13)

Includes 38,316 shares Mr. Wells owns in our employee stock ownership plan, 12,705 shares held in his individual retirement account and 71,450 shares available to Mr. Wells through the exercise of options, over which shares he has no voting and sole investment power. This number includes 1,061 shares held by Mr. Wells’ spouse, obtained prior to marriage, and to which he has disclaimed any interest.

(14)

Based upon 6,660,167 shares of common stock issued and outstanding at April 4, 2006, which includes exercisable options beneficially owned by Mr. Wells which are not yet issued and outstanding pursuant to Rule 13d-3.

(15)	Mr. Worcester shares voting and investment power over such shares with his spouse.
(16)

Mr. Bartholomew owns 10,904 shares through our employee stock ownership plan, 10 shares in which Mr. Bartholomew shares voting and investment power with his wife and 100 shares are owned by Mr. Bartholomew’s father and will transfer upon death to Mr. Bartholomew. Additionally, 2,333 shares are available to Mr. Bartholomew through the exercise of options, over which shares he has no voting and sole investment power.

(17)

Based upon 6,591,050 shares of common stock issued and outstanding at April 4, 2006 which includes exercisable options beneficially owned by Mr. Bartholomew which are not yet issued and outstanding pursuant to Rule 13d-3.

Section 16(a) Beneficial Ownership Reporting Compliance. Section 16(a) of the Securities Exchange Act of 1934 requires that the directors, executive officers and persons who own more than 10% of our common stock file reports of ownership and changes in ownership with the Securities and Exchange Commission. These persons are also required to furnish us with copies of all section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and, if appropriate, representations made by any reporting person concerning whether a form 5 was required to be filed for 2005, we are not aware of any failures to comply with the filing requirements of Section 16(a) during 2005, except as described below:

Lewis A. Muir purchased 3,500 shares on December 6, 2004. This purchase was reported on a Form 4 filed March 18, 2005.

Deborah U. Johnson purchased 1,000 shares on September 1, 2005. This purchase was reported on a Form 4 filed September 21, 2005.

Jeffrey Howell purchased 100 shares on May 27, 2004. This purchase was reported on a Form 4 filed April 8, 2005.

William C. Enloe was granted 28,000 stock options on August 16, 2005. This grant was reported on a Form 8-K filed on August 22, 2005 and a Form 4 filed on October 14, 2005.

Steve W. Wells was granted 14,000 stock options on August 16, 2005. This grant was reported on a Form 8-K filed on August 22, 2005 and a Form 4 filed on October 14, 2005.

Board of Directors and Corporate Governance

Our Board of Directors conducts its business through meetings of the Board and through the activities of its committees. The Board of Directors meets monthly and may schedule special meetings as needed. During the year ended December 31, 2005, our Board of Directors held 13 meetings. Each of our directors attended at least 75% of the total number of Board of Directors meetings held and meetings of the committees on which such directors served during 2005. It is Trinity’s policy that all directors shall attend the Annual Meetings, except in the event of illness or other unanticipated conflicts. Nine of the eleven directors then serving attended Trinity’s 2005 Annual Meeting on May 26, 2005. George A. Cowan, a current Class III director, has recently informed the Board of Directors that he will not stand for re-election at this year’s Annual Meeting. The Board of Directors has determined not to nominate another person in his place and instead will reduce the size of the Board of Directors to ten directors.

It is Trinity’s policy that the Board of Directors consists of a majority of independent directors. Each of our directors, with the exception of Messrs. Enloe and Wells, who are employed by Trinity, are deemed to be “independent” as defined in the rules and regulations of the Nasdaq Stock Market, Inc. Executive sessions of non-management directors are held several times a year. These sessions are scheduled and chaired by the Chairman of the Board. Any non-management director can request the scheduling of an executive session.

The Board of Directors has established a standing Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, among other committees. The table below provides membership and meeting information for each of these committees.

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
George A. Cowan
William C. Enloe (1)
Jeffrey F. Howell	X (2)		X
Deborah U. Johnson		X	X
Jerry Kindsfather	X	X
Arthur B. Montoya, Jr.	X		X
Lewis A. Muir	X	X
Stanley D. Primak		X	X
Charles A. Slocomb	X
Steve W. Wells (1)
Robert P. Worcester	X	X (2)	X(2)

2005 Committee Meetings	4	6	1

(1)     Messrs. Enloe and Wells are Executive Officers and as such are not members of the Board Committees listed.

(2)     Committee Chair

Audit Committee. The members of the Audit Committee are Ms. Howell (Chair) and Messrs. Kindsfather, Montoya, Muir, Slocomb, and Worcester, each of whom served on the Committee in 2005 and will continue in 2006. Each member of the Committee is deemed to be “independent” as such term is defined by Nasdaq and the rules and regulations promulgated by the Securities and Exchange Commission. The Board of Directors has determined that Ms. Howell qualifies and has appointed her to serve as the “audit committee financial expert” as defined in the rules and regulations of the Securities and Exchange Commission. The Board based this decision on Ms. Howell’s extensive professional experience, as described in her biography on page 23 of this Proxy Statement.

The Committee is responsible for the following:

•                  selection and retention of Trinity’s independent registered public accounting firm, approval of the services they will perform and review of the results, both with management and in executive session with the accounting firm;

•                  reviewing the performance of the independent registered public accountants;

•                  reviewing with management the systems of internal controls, including the adequacy and effectiveness of the systems of internal controls over financial reporting and any significant changes in internal controls over financial reporting, accounting practices and disclosure controls and procedures;

•                  reviewing annual and quarterly financial statements and other Company filings; and

•                  reviewing internal audit reports and associated controls.

The Committee has adopted a written charter, which is attached to this proxy statement as Appendix A and can also be found on Trinity’s website at www.lanb.com/tcc/management.asp, setting forth the Committee’s duties and functions. The Audit Committee met four times in 2005.

Compensation Committee. The members of the Compensation Committee are Messrs. Worcester (Chair), Kindsfather, Primak, and Muir and Ms. Johnson, each of whom served on the Committee in 2005 and will continue in 2006. Each member of the Committee is deemed to be “independent” as such term is defined by Nasdaq, an “outside” director under Section 162(m) of the Internal Revenue Code of 1986, and a “non-employee” director pursuant to Section 16 of the Exchange Act. The Committee is responsible for setting the compensation, pension, benefit and other human resource policies and programs for key management personnel of Trinity and Los Alamos National Bank. The Committee has adopted a written charter, which can be found on Trinity’s website at www.lanb.com/tcc/management.asp, which sets forth the Committee’s duties and functions. The Compensation Committee met six times in 2005.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are Messrs. Worcester (Chair), Montoya, Primak, Ms. Johnson and Ms. Howell, each of whom served on the Committee in 2005 and will continue in 2006. Each member of the Committee is “independent” as such term is defined by Nasdaq and the rules and regulations promulgated by the Securities and Exchange Commission. The purpose of the Committee is to evaluate and recommend to the Board of Directors nominees for consideration by Trinity’s shareholders to serve as directors and to review and analyze the corporate governance policies and practices of Trinity, including Trinity’s Code of Business Conduct and Business Ethics which may be found on Trinity’s website at www.lanb.com/tcc/management.asp. Any amendments or waivers to the Code of Business Conduct and Business Ethics will be posted at the same location on Trinity’s website. The Committee has adopted a written charter, which can be found on Trinity’s website at www.lanb.com/tcc/management.asp, setting forth the Committee’s duties and functions. The Nominating and Corporate Governance Committee met once in 2005.

Director Nominations and Qualifications. The Nominating and Corporate Governance Committee follows the procedures contained in Trinity’s bylaws and the nominating policies and procedures to identify, evaluate and select nominees for directors. The Nominating and Corporate Governance Committee considers candidates suggested by the Board, management and shareholders. Existing directors whose terms will expire at the next annual meeting will automatically be evaluated unless a director has expressed his or her intent not to stand for re-election. After each new candidate is identified, the Committee will compile the information required in Trinity’s bylaws and will make an initial determination whether to entertain the candidate based on information provided to the Committee, the directors’ own knowledge and any inquiries made by the Committee. This preliminary determination is also based on Trinity’s minimum qualifications for directors, the current composition of the Board, the balance of management and independent directors, and the need for Audit Committee members or other expertise. The Committee will also determine whether to conduct an interview of the candidate. After conducting all interviews and evaluations, the Committee will make its recommendations to the Board. The Board will review the recommendations and make the final determination of which nominees will be presented for election.

The Board of Directors has adopted the following minimum qualifications for service on Trinity’s Board of Directors:

i.	Each nominee should meet the minimum requirements for service on the Board of Directors contained in Trinity’s bylaws.
ii.

No nominee can be eligible for election or re-election as a director if at the time of such election such person is 75 or more years of age, unless a waiver is obtained from the Board of Directors or the nominee was over the age of 75 when the bylaws were amended on February 18, 2003.

iii.	Each nominee should possess the highest personal and professional ethics, integrity and values.
iv.

Each nominee should have, in the Nominating and Corporate Governance Committee’s opinion, a sufficient educational and professional background and have relevant past and current employment affiliations, board affiliations and experience for service on the Board.

v.	Each nominee should have demonstrated effective leadership and sound judgment in his or her professional life.
vi	Each nominee should have a strong sense of service to the communities which Trinity and its subsidiaries serve.
vii.	Each nominee should have exemplary management and communication skills.
viii.

Each nominee should be free of conflicts of interest that would prevent him or her from serving on the Board. For the purposes of this item, individuals who (a) have a borrowing relationship or (b) conduct business in the ordinary course with Trinity or any of its subsidiaries should not, solely because of such relationships, be deemed to have a “conflict of interest.”

ix.	Each nominee should be expected to ensure that other existing and future commitments do not materially interfere with his or her service as a director of Trinity.
x.	Each nominee should review and agree to meet the standards and duties set forth in Trinity’s Code of Business Conduct and Business Ethics.
xi.	Each nominee should be willing to devote sufficient time to carrying out their duties and responsibilities effectively, and should be committed to serve on the Board for an extended period of time.

The “independence” of non-management nominees will also be taken into account so that at least a majority of the Board of Directors will be made up of directors who satisfy the independence standards set forth by Nasdaq and the rules and regulations of the Securities and

Exchange Commission. Information regarding the nominating policies and procedures, the director minimum qualifications and Trinity’s bylaws can be found on Trinity’s website at www.lanb.com/tcc/management.asp.

Communications with Directors. All communications to Trinity’s directors must be made in writing to: Trinity Capital Corporation, General Counsel, 1200 Trinity Drive, Post Office Box 60, Los Alamos, New Mexico 87544. Communications will be forwarded to the addressee and/or the appropriate committee chair or director. The General Counsel may summarize the contents of any communication. Directors may review a log of all communications received or request copies of any communications at any time. Concerns relating to accounting, internal controls and auditing matters will be promptly raised with our internal auditors, if appropriate, and reported to the Audit Committee. Our communication policy is available on Trinity’s website at www.lanb.com/tcc/management.asp. Communications regarding concerns over the management or financial reporting of Trinity can also be addressed directly to the Audit Committee Chair through our website at www.lanb.com/tcc/management.asp or by emailing auditchair@lanb.com.

Code of Business Conduct and Business Ethics. We have a Code of Business Conduct and Business Ethics in place that applies to all of our directors and employees, including our Chief Executive Officer and our Chief Financial Officer, which requires ethical conduct at all times and conduct in accordance with all laws and regulations. The Code of Business Conduct and Business Ethics is posted on our website at www.lanb.com/tcc/management.asp. We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment to or waiver of the Code with respect to our executive officers and directors, and persons performing similar functions, by posting such information on our website. No waivers or amendments to Trinity’s Code of Business Conduct and Business Ethics were granted or made in 2005.

Compensation of Non-Employee Directors. During 2005, directors who were not full time employees of Trinity or Los Alamos National Bank were paid a fee of $500 per month for service as directors of Trinity, with the Chairman of the Board receiving an additional $500 per month and the Vice-Chairman of the Board receiving an additional $300 per month. Each director received $1,000 per month for service as a director of Los Alamos National Bank. Additionally, Trinity pays for accommodations for our Directors and a guest during the annual director retreat. The total cost for the director retreat in 2005 was $17,043.

Related Party Transactions. In 2005, we engaged the services of Rick Johnson & Company, Inc., an advertising and marketing firm in which Deborah Johnson, a member of the Trinity and Los Alamos National Bank Boards of Directors, is a principal shareholder. Under the terms of the agreement, we paid Rick Johnson & Company, Inc. approximately $526,891 in 2005 for advertising and marketing services, which constitutes less than 5% of that company’s annual gross revenue. We believe that the terms for the advertising and marketing services provided by Rick Johnson & Company, Inc., are on the same terms as if they were with an unrelated third party.

Our directors and executive officers, and their associates, were customers of and had transactions with us during 2005. Additional transactions are expected to take place in the future. All outstanding loans, commitments to loan, transactions in repurchase agreements and certificates of deposit and depository relationships, in the opinion of management, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than the normal risk of collectability or present other unfavorable features.

All loans by Los Alamos National Bank to our executive officers and directors are subject to the regulations of the Office of the Comptroller of the Currency. National banks are generally prohibited from making loans to its executive officers and directors at favorable rates or on terms not comparable to those available to the general public. Los Alamos National Bank does not offer any preferential loans to our executive officers or directors.

Indemnification. The shareholders approved an amendment to the Articles of Incorporation at the 2003 Annual Meeting restating the indemnification provided to our directors. The Articles of Incorporation provide for indemnification of directors to the fullest extent permitted by New Mexico law. This indemnification is provided so that our directors may undertake their duties without undue concern regarding their personal liability.

Executive Compensation

The executive officers of Trinity are also executive officers of Los Alamos National Bank and do not receive any separate compensation for services performed in their capacities as officers of Trinity. However, for services performed for Trinity by certain officers, Trinity reimburses a percentage of the salary paid by Los Alamos National Bank. The following table sets forth information regarding compensation paid or accrued to our Chief Executive Officer and to each of the other most highly compensated executive officers of Trinity and Los Alamos National Bank whose aggregate salary and bonus exceeded $100,000 in 2005.

SUMMARY COMPENSATION TABLE

				Long Term
		Annual Compensation		Compensation Awards
(a)	(b)	(c)	(d)	(g)	(i)
Name and Principal Position	Fiscal Year	Salary($)	Bonus ($)	Securities Underlying Options/ SARs(#)	All Other Compensation (1) ($)

William C. Enloe	2005	$318,603	$80,527	28,000	$30,183
President and CEO of Trinity	2004	309,219	54,748	—	34,886
	2003	286,206	90,244	28,000	31,906

Steve W. Wells	2005	$216,608	$43,522	14,000	$12,816
President of Los Alamos National Bank	2004	209,966	36,506	—	17,372
	2003	190,804	64,274	14,000	19,923

Daniel R. Bartholomew, CFO of Trinity (2)	2005	$109,531	$16,546	7,000	$6,066
	2004	87,138	13,439	7,000	6,064

(1)          All Other Compensation consists of ESOP contributions and related compensation, insurance and reimbursed vehicle expenses.

(2)          Mr. Bartholomew’s compensation was not required to be reported prior to 2004.

The following table sets forth all options to purchase our common stock granted to each of our executive officers in 2005 and the potential value of such grants at the stock price appreciation rates of 5% and 10%, compounded annually over the maximum 10-year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission and do not constitute predictions of future appreciation, if any, in our stock price.

OPTION GRANTS IN LAST FISCAL YEAR

					Potential realizable value at assumed annual rates of stock price appreciation for option term
(a)	(b)	(c)	(d)	(e)	(f)	(g)
Name	Options Granted (1) (#)	% of Total Options Granted to Employees in Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
William C. Enloe	28,000	66.6%	$30.50	8/16/2015	$1,277,080	$2,033,360
Steve W. Wells	14,000	33.3%	$30.50	8/16/2015	$638,540	$1,016,680
Daniel Bartholomew	—	—	—	—	—	—

(1)          Options become exercisable in equal portions on the first, second and third anniversary of the grant of the options.

In addition to the stock options listed above, on January 1, 2006 the Board of Directors granted 28,000, 14000, and 7,000 shares in stock appreciation rights to Mr. Enloe, Mr. Wells, and Mr. Bartholomew, respectively, based on the performance of each individual as well as the performance of Trinity during 2005. These stock appreciation rights were all granted at $28.00 per share and mature after five years.

The following table sets forth certain information concerning options exercised in 2005 by each of the named executive officers and the value (stock price less exercise price) of the remaining in-the-money options held by those executive officers at year-end using the average of the high and low reported trading price of our common stock on December 31, 2005 ($28.00). Options with an exercise price greater than the average of the high and low reported trading price on December 31, 2005 ($28.00) are excluded from column (e).

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END
OPTION/SAR VALUES

(a)	(b)	(c)	(d)		(e)
	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options/SARs at FY-End (#)		Value of Unexercised In-the- Money Options/SARs at 12/31/05 ($)
Name	Exercise (#)	($)	Exercisable	Unexercisable	Exercisable	Unexercisable
William C. Enloe	28,000	$546,000	158,667	37,333	$1,449,000	—
Steve W. Wells	14,719	$277,167	71,450	18,667	$584,577	—
Daniel Bartholomew	—	—	2,333	4,667	$—	—

Aggregated Equity Plan Information. Our current stock-based benefit plans and arrangements consist of the 1998 Stock Option Plan that was approved by shareholders at the 1998 Annual Meeting and the Trinity Capital Corporation 2005 Stock Incentive Plan that was approved by shareholders at the 2005 Annual Meeting. The following table provides information regarding the plans as of December 31, 2005.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance
Equity compensation plans approved by security holders	333,117	$23.15	517,000
Equity compensation plans not approved by security holders	—	—	—
Total	333,117	$23.15	517,000

Compensation Committee Interlocks and Insider Participation. During 2005, the Compensation Committee was comprised solely of independent directors as follows: Messrs. Worcester (Chair), Kindsfather, Muir, Primak and Ms. Johnson. No executive officer served on the Board of Directors or Compensation Committee of any other corporation with respect to which any member of our Compensation Committee was engaged as an executive officer during 2005.

Employment Agreements. In March 1998, Trinity entered into an employment agreement with Mr. Enloe, President and Chief Executive Officer of Trinity, providing for an initial annual base salary of $200,000, which amount may be increased annually by the Board of Directors. In addition to the annual base salary, Mr. Enloe is eligible for such other compensation in the form of non-qualified stock options, bonuses and deferred compensation plans as determined in the discretion of the Board of Directors. Mr. Enloe is also eligible to participate in other employee benefit plans. The agreement provides for an initial five-year term, which automatically renews for one-year terms unless either party earlier terminates.

If Mr. Enloe’s employment is terminated by us without cause, as defined in the agreement, we will pay him a lump-sum amount equal to his base salary for 12 months at the rate then in effect (“severance pay”), and he will continue to have the right to exercise any options granted to him under our stock option plan for a period of two years from the date of termination. In the case of termination or change in the terms of the agreement that would be detrimental to Mr. Enloe following a change in control of Trinity or os Alamos National Bank, we will pay Mr. Enloe, in addition to any severance pay owed, a lump sum amount equal to his base salary for 18 months at the rate then in effect. In the event of a change in control of Trinity or Los Alamos National Bank,

Mr. Enloe will also be entitled to a fully vested grant of options in the amount of 7,000 shares for each full year of his employment remaining under the agreement.

In March 1998, we entered into an employment agreement with Mr. Wells, President and Chief Administrative Officer of Los Alamos National Bank, providing for an initial annual base salary of $129,000, which amount may be increased annually by the Board of Directors. In addition to the annual base salary, Mr. Wells is eligible for such other compensation in the form of non-qualified stock options, bonuses and deferred compensation plans as determined in the discretion of the Board of Directors. Mr. Wells is also eligible to participate in other employee benefit plans. The agreement provides for an initial five-year term, which automatically renews for one-year terms unless either party earlier terminates.

If Mr. Wells’ employment is terminated by us without cause, as defined in the agreement, we will pay him a lump-sum amount equal to his base salary for 6 months at the rate then in effect (“severance pay”), and he will continue to have the right to exercise any options granted to him under our stock option plan for a period of two years from the date of termination. In the case of termination or change in the terms of the agreement that would be detrimental to Mr. Wells following a change in control of Trinity or Los Alamos National Bank, we will pay Mr. Wells, in addition to any severance pay owed, a lump sum amount equal to his base salary for 12 months at the rate then in effect. In the event of a change in control of Trinity or Los Alamos National Bank, Mr. Wells will also be entitled to a fully vested grant of options in the amount of 3,500 shares for each full year of his employment remaining under the agreement.

Messrs. Enloe and Wells are eligible to participate in Trinity’s Employee Stock Ownership Plan (“ESOP”), its profit sharing program and its 401(k) plan. Trinity’s ESOP is a qualified plan for the benefit of all employees who are at least 18 years of age and have completed 1,000 hours of service during the Plan year. Messrs. Enloe and Wells are also provided with cash contributions for the portion of salary in excess of the maximum under the ESOP. The employee’s interest in the ESOP vests over a period of seven years. The ESOP was established in January 1998 and is a defined contribution plan subject to the requirements of the Employee Retirement Income Security Act of 1974. The ESOP provides for annual discretionary contributions by Trinity as determined by its Board of Directors. Trinity’s profit sharing program is available for the benefit of all regular full time employees who have been employed by Trinity or its subsidiaries for 18 months prior to the program year. The profit sharing plan is funded through annual discretionary contributions by Trinity as determined by the Board of Directors. Trinity’s and its subsidiaries’ employees may also participate in a tax-deferred savings plan (401(k)) to which Trinity does not contribute.

In prior years, Messrs. Enloe and Wells have also been granted stock options under Trinity’s 1998 Stock Option Plan created for the benefit of key management and employees selected by the Board of Directors. Under the 1998 Stock Option Plan, options are granted at or above the fair value of the stock at the date of the grant. Four Hundred Thousand (400,000) shares (as adjusted for the stock split of December 19, 2002) from shares held in treasury or authorized but unissued common stock are reserved for granting options. Messrs. Enloe and Wells were granted stock options in 2005 and Stock Appreciation Rights in 2006 under the Trinity Capital Corporation 2005 Stock Incentive Plan (“2005 Plan”). The 2005 Plan was created for the benefit of key management and employees selected by the Board of Directors. The Stock Options and Stock Appreciation Rights have been granted at or above the fair market value at the date of the grant. Five Hundred Thousand (500,000) shares are reserved under the 2005 Plan for the awarding of stock incentives.

The Board of Directors determines vesting of the options. All options granted through December 31, 2005 vest over three years and must be exercised within ten years after the date of grant. The Stock Appreciation Rights awarded in 2006 mature after five years from the date of grant and are payable only in stock.

Report of the Compensation Committee

on Executive Compensation

The report of the Compensation Committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Trinity specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

General. Our executive compensation program is administered by the Compensation Committee of the Board of Directors. The Committee, which is comprised of five members, each of whom is considered “independent” according to the rules and regulations of Nasdaq, an “outside” director pursuant to Section 162(m) of the Internal Revenue Code, and a “non-employee” director pursuant to Section 16 of the Exchange Act, is responsible for the oversight, approval and reporting to the Board of Directors on all elements of compensation for certain executive officers. Trinity, Los Alamos National Bank, Title Guaranty and TCC Appraisal Services share an executive management team, the members of which are compensated by Los Alamos National Bank instead of Trinity, Title Guaranty and TCC Appraisal Services. Their compensation packages, which are based upon their roles and performance of Trinity as a whole, are determined and approved by the Compensation Committee and the Board of Directors.

The Committee enlists the services of compensation consultants from time to time to review the compensation packages of our executive officers and key management personnel to assess the competitiveness, composition and mix of these packages. The most recent such assessment was performed in 2004. Based on the most recent analysis, Trinity implemented with the approval of shareholders the 2005 Stock Incentive Plan and the 2005 Deferred Income Plan to add flexibility and allow for better tax planning for our executives. The Committee and the full Board assessed the performance of Trinity’s executive officers and key management personnel for 2005. The Compensation Committee met six times during 2005.

Compensation Philosophy and Objectives. The executive compensation program is designed to guide the Committee in formulating an appropriate compensation structure for senior management. The overall objective is to align senior management’s compensation with the strategic direction set for Trinity by creating strong incentives to manage the business successfully for the long-term from both a financial and operating perspective. The executive compensation program is structured to accomplish the following specific objectives:

•                  Encourage a consistent and competitive return to shareholders;

•                  Maintain a program which:

•                  clearly motivates personnel to perform and succeed according to the current goals of Trinity, Los Alamos National Bank, Title Guaranty and TCC Appraisal Services;

•                  retains key personnel critical to our long-term success; and

•                  emphasizes equity-based components in order to better focus management efforts in our execution of corporate goals;

•                  Maintain a corporate environment which encourages stability and a long-term focus for Trinity, Los Alamos National Bank, Title Guaranty and TCC Appraisal Services and our management; and

•                  Ensure management:

•                  fulfills their overall responsibility to our constituents, including shareholders, customers, employees, the community and government regulatory agencies;

•                  conforms their business conduct to the highest ethical standards;

•                  remains free from any influences that could impair or appear to impair the objectivity and impartiality of their judgments or treatment of our constituents; and

•                  continues to avoid any conflict between their responsibilities to us and each individual’s personal interests.

There are four major components to executive officer compensation: base salary, a bonus (both individual performance bonuses and through participation in Trinity’s Profit Sharing and ESOP), stock options and additional benefit plans. The process utilized by the Committee in determining executive officer compensation levels for all of these components is based upon the Committee’s subjective judgment and takes into account both qualitative and quantitative factors. No specific weights are assigned to such factors with respect to any compensation component. Among the factors considered by the Compensation Committee are market surveys and the recommendations of third party consultants hired from time to time. However, the Committee makes the final compensation decisions concerning such officers.

Base Salary. The Committee reviews certain executives’ base salaries on an annual basis. The Committee believes that the base salaries should offer security to these executives and allow us to attract qualified executives and maintain a stable management team and environment. The Committee targets base salaries at market levels, although they may be adjusted, either up or down, to reflect both the individual’s and corporate performance. Initially, base salaries are determined examining, among other things, an executive’s level of responsibility, prior experience, education, breadth of knowledge, our internal performance objectives and the current market.

Annual adjustment to an executive’s base salary is driven by corporate and individual performance. Corporate performance, measured primarily in terms of earnings per share, return on equity and assets, growth, market conditions, and enhancement of book value per share, impacts an executive’s base salary. In addition, the Compensation Committee will also measure individual performance. When measuring individual performance, the Committee considers the individual’s efforts in achieving established financial and business objectives, managing and developing employees and enhancing long term relationships with customers.

Bonus. An executive officer may receive a performance bonus as part of his or her compensation package. Performance bonuses are entirely at the discretion of the Committee and are intended to reward the recipient for outstanding service to Trinity. In addition to performance bonuses, Trinity may make a contribution, in cash and common stock, to all employees participating in our Profit Sharing Program. This program consists of a cash element and our ESOP. Such a contribution is based solely on our profitability and is at the discretion of the Board. Each participant is awarded a pro rata portion of the overall contribution based upon his or her base salary, resulting in each employee receiving the same percentage of their base salary in profit sharing and in ESOP contributions. All of our regular full-time employees who have completed a minimum of 18 months employment with us prior to the plan year are eligible to receive cash awards for profit sharing. All of our employees who are over the age of 18 and have completed a minimum of 12 months and have accrued at least 1,000 hours of service are eligible for participation in the ESOP. The Profit Sharing plan year runs from January 1 to December 31 of each year.

The compensation of Mr. Enloe, the President and Chief Executive Officer of Trinity, was based upon his existing employment contract, his individual performance and contributions to Trinity and the community, and Trinity’s overall growth and success. Accordingly, his base salary was increased by 5% from his 2005 base salary. Overall, salary increases for the other executive officers were at a rate comparable to the increases provided to officers with similar duties and responsibilities at comparable organizations. In 2005, the Committee awarded bonuses of $45,000 to Mr. Enloe and $20,000 to Mr. Wells. Profit Sharing was awarded to all employees.

Stock Awards. Our 1998 Stock Option Plan and our 2005 Stock Incentive Plan are intended to promote equity ownership in Trinity by the directors and selected officers and employees, to increase their proprietary interest in our success and to encourage them to remain in our employ. The non-qualified Options granted under the 1998 Stock Option Plan and 2005 Plan were issued at or above the market value of our common stock, thereby providing a benefit only upon future stock appreciation. Executives receive stock option grants that are generally comparable to the long-term incentive opportunities granted to individuals with similar positions at financial institutions of similar size. In 2005, 42,000 shares were granted to executives and employees. In January 2006, Stock Appreciation Rights were granted under the 2005 Plan to select executives and employees at the market value of our common stock, providing a benefit only upon future stock appreciation. The appreciation on these shares is payable only in stock, furthering the goal of increasing equity ownership by our executives and employees.

Benefits, Qualified Service Plans and Perquisites. Benefits offered to executives are intended to serve a different purpose from base salary and stock options. While the benefits offered are competitive with the marketplace and help attract and retain executives, generally the benefits offered provide a safety net of protection against financial catastrophes that can result from illness, disability or death. Benefits offered to executives are generally those offered to the general employee population, with some variation to promote tax efficiency and replacement of benefit opportunities lost due to regulatory limits. Trinity also obtained shareholder approval for the Trinity Capital Corporation 2005 Deferred Income Plan. This plan would allow certain employees designated by the Board of Directors to defer compensation into the future. As of December 31, 2005, no employee of Trinity had been approved to utilize this plan.

Compliance with Section 162(m) of the Internal Revenue Code of 1986. Section 162(m) of the Internal Revenue Code limits the deductability of annual compensation in excess of $1.0 million paid to our Chief Executive Officer and any of the four other highest paid officers, to the extent they are listed officers on the last day of any given tax year. However, compensation is exempt from this limit if it qualifies as “performance based compensation.”  Performance based compensation generally includes only payments that are contingent on achievement of performance objectives set prior to the commencement of the compensation period and excludes fixed or guaranteed payments. While we believe performance based compensation can be a beneficial compensation tool, it is Trinity’s current policy to match bonus compensation levels to our actual performance at the end of the compensation period.

Although we will consider the deductability under section 162(m) with respect to compensation arrangements for executive officers, deductability will not be the sole factor used in determining appropriate levels or methods of compensation. Since our objectives may not always be consistent with the requirement for full deductability, we may enter into compensation arrangements under which payments would not be deductible under 162(m). At the current time, we do not believe compensation to any employee will reach the $1.0 million compensation limit.

Conclusion. The Compensation Committee believes these executive compensation policies and programs effectively serve the interests of shareholders and Trinity. The Committee believes these policies are competitive and motivate executives to contribute to our overall future successes, thereby enhancing our value for the benefit of all shareholders.

The Compensation Committee:

Robert P. Worcester, Chair

Jerry Kindsfather

Deborah U. Johnson

Lewis A. Muir

Stanley D. Primak

AUDIT COMMITTEE REPORT

The report of the Audit Committee below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent Trinity specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee has reviewed and discussed our audited financial statements for the year ended December 31, 2005 with our management, our internal auditors and Moss Adams, LLP, formerly known as Neff & Ricci, LLP (“Moss Adams”), our independent registered public accounting firm. The Committee discussed with Moss Adams the matters required to be discussed by Statement on Accounting Standards 61 (Communication with Audit Committees). The Committee discussed with Moss Adams the firm’s independence from Trinity and its management, including the matters in the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). The Committee concluded that Moss Adams is independent from Trinity and its management. The Committee also reviewed its composition and concluded that all directors serving on the Committee are independent pursuant to the standards promulgated by Nasdaq.

The Committee has met and held discussions with management and Moss Adams regarding the fair and complete presentation of Trinity’s results and the assessment of Trinity’s internal control over financial reporting. The Committee reviewed and discussed Trinity’s policies with respect to risk assessment and risk management.

The Committee discussed with Trinity’s internal auditor and Moss Adams the overall scope and plans for their respective audits. The Committee met with the internal auditor and Moss Adams, with and without management present, to discuss the results of their examinations, the evaluations of Trinity’s internal controls, and the overall quality of Trinity’s financial reporting.

Based on the review and discussions with management and Moss Adams, the Committee has recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of Moss Adams as Trinity’s independent registered public accounting firm for the year ending December 31, 2006.

The Audit Committee:

Jeffrey F. Howell, Chair

Jerry Kindsfather

Lewis A. Muir

Arthur B. Montoya, Jr.

Charles A. Slocomb

Robert P. Worcester

SHAREHOLDER RETURN PERFORMANCE GRAPH

The incorporation by reference of this Proxy Statement into any document filed with the Securities and Exchange Commission by Trinity shall not be deemed to include the following graph and related information unless it is specifically stated to be incorporated by reference into such document.

The following graph shows a comparison of cumulative total returns for Trinity, the Nasdaq Stock Market and an index of bank stocks that are quoted on the OTC-Bulletin Board and on Pink Sheets. The cumulative total shareholder return computations assume the investment of $100.00 on December 31, 2000 and the reinvestment of all dividends. Figures for Trinity’s common stock represent inter-dealer quotations, without retail markups, markdowns or commissions and do not necessarily represent actual transactions. The graph was prepared at our request by SNL Securities LC, Charlottesville, Virginia.

	Period Ending
Index	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Trinity Capital Corporation	$100.00	$107.58	$115.69	$170.24	$172.44	$160.56
NASDAQ Composite	$100.00	$79.18	$54.44	$82.09	$89.59	$91.54
SNL >$500M OTC-BB and Pink Banks	$100.00	$93.78	$121.20	$168.92	$197.58	$210.28

ITEM I

ELECTION OF DIRECTORS

The Board of Directors is divided into three classes of directors, each of whom serve for a three-year term or until his or her successor is elected. Three Class III directors will be elected at the 2006 Annual Meeting to serve for a three-year term expiring in 2009. Current Class III director George A. Cowan has decided not to stand for re-election to the Board of Directors, and as a result, his formal directorship will end at the 2006 Annual Meeting. Dr. Cowan will continue to serve Trinity as a Director Emeritus. The Board of Directors has determined not to nominate another person in Dr. Cowan’s place and instead will reduce the size of the Board of Directors to ten directors.

The following table contains certain information with respect to each person who has been nominated for election as a director or will continue as a director, including the year each became a director of Trinity and his or her positions with us. The table also indicates the class and date each director’s current-or proposed term will expire. Each director of Trinity also serves as a director of Los Alamos National Bank.

NOMINEES

Name	Director Since	Positions with Trinity	Proposed Class/Term
Jeffrey F. Howell	2002	Chairman of the Board, Audit Committee Chair and Director of Trinity and Audit Committee Chair and Director of Los Alamos National Bank	Class III (expires 2009)

Arthur B. Montoya, Jr.	2001	Director of Trinity and Los Alamos National Bank	Class III (expires 2009)

Stanley D. Primak	2001	Director of Trinity and Los Alamos National Bank	Class III (expires 2009)

Your Board of Directors unanimously recommends that you vote “FOR” all nominees

CONTINUING DIRECTORS

Name	Director Since	Positions with Trinity	Proposed Class/Term
William C. Enloe	1978

President, Chief Executive Officer and Director of Trinity, Chairman of the Board and Chief Executive Officer of Los Alamos National Bank, and Chairman of the Board and Chief Executive Officer of Title Guaranty & Insurance Company

			Class I (expires 2007)

Deborah U. Johnson	2001	Director of Trinity and Los Alamos National Bank	Class I (expires 2007)

Jerry Kindsfather	1984	Director of Trinity, Los Alamos National Bank and Title Guaranty & Insurance Company	Class II (expires 2008)

Lewis A. Muir	1990	Director of Trinity and Secretary and Director of Los Alamos National Bank	Class I (expires 2007)

Charles A. Slocomb	1999	Director of Trinity and Los Alamos National Bank	Class I (expires 2007)

Steve W. Wells	1985	Director and Secretary of Trinity and President, Chief Administrative Officer and Director of Los Alamos National Bank and Director of Title Guaranty & Insurance Company	Class II (expires 2008)

Robert P. Worcester	1995	Vice Chairman of the Board, Compensation Committee Chair, Nominating and Corporate Governance Committee Chair and Director of Trinity and Director of Los Alamos National Bank	Class II (expires 2008)

There are no arrangements or understandings between any of the nominees, directors or executive officers and any other person pursuant to which any of our nominees, directors or executive officers have been selected for their respective positions. No nominee, member of the Board of Directors or executive officer is related to any other nominee, member of the Board of Directors or executive officer. No nominee or director is a director of another “public corporation” (i.e. subject to the reporting requirements of the Exchange Act) or of any investment company. We have no knowledge that any nominee will refuse or be unable to serve, but if any of the nominees are unavailable for election the holders of the proxies reserve the right to vote for substitute nominees proposed by the Board of Directors.

The business experience for each of the nominees and continuing directors is as follows:

DIRECTORS WHOSE TERMS EXPIRE IN 2006

Jeffrey Howell. Ms. Howell, age 53, has served as a member of the Board of Directors of Trinity and Los Alamos National Bank since 2002 and Chairman of the Board since 2004. She is the Chair of the Audit Committee and serves as the Audit Committee financial expert. Ms. Howell is also a member of the Board’s Loan, Nominating and Corporate Governance, and Funds Management Committees. She is President and Chief Executive Officer of Howell Fuel and Lumber Company, Inc., headquartered in Wallkill, New York. She was the founder and managing Director of Howell Meyers Associates from 1997 to 2001, was employed in various capacities at Harvard University from 1985 to 1991, including as Associate Director for Administration at Harvard College Observatory and Assistant Dean for Financial Operations in the Faculty of Arts and Sciences. She was an accountant in the Emerging Business Systems Group at Coopers & Lybrand from 1982 to 1984 after having received her Masters of Business Administration from Yale University. She is also a member of the Board of Directors of the Los Alamos National Laboratory Foundation for which she also serves as President, membership chair of the League of Women Voters of Los Alamos, a member of Rotary International, a member of the J. R. Oppenheimer Memorial Committee, and a member of and volunteer instructor for the Los Alamos Dog Obedience Club.

Arthur B. Montoya, Jr., DDS. Dr. Montoya, age 42, has served as a member of the Board of Directors of Trinity and Los Alamos National Bank since 2001. He is a member of the Board’s Audit, Nominating and Corporate Governance, and Loan Committees. Dr. Montoya runs a successful dental practice in Los Alamos, New Mexico. He also serves as a member of the Board of Directors of the Los Alamos Girls Basketball League, has been on the Pajarito Home Owners Association Board of Directors and past Chairman, taught religious education at Immaculate Heart of Mary Catholic Church, is a past Chairman and member of the Board of Directors of the Los Alamos Chamber of Commerce, a past Chairman and member of the Board of Directors for the Los Alamos Medical Center, is active in the Northern New Mexico Interdisciplinary Study Club, volunteers for the Los Alamos Fusion Volleyball club, and is a Los Alamos girls youth basketball coach.

Stanley D. Primak. Mr. Primak, age 55, has served as a member of the Board of Directors of Trinity and Los Alamos National Bank since 2001. He is also a member of the Board’s Loan, Compensation and Nominating and Corporate Governance Committees. Mr. Primak is Vice President of Primak Builders, Inc. a residential construction company in Los Alamos, New Mexico, a position he has held since 1996, and is Vice-President of Tranquillo Partners, a residential construction and real estate management company. He is also a member of the Board of Directors of Los Alamos Commerce and Development Corporation, and is a member of the Los Alamos Chamber of Commerce, the Los Alamos Home Builders Association, the Santa Fe Area Homebuilders Association, and the New Mexico Homebuilders Association. Mr. Primak is also a board member of 180º, Inc., a nonprofit Christian building trades program that teaches the construction trade to troubled young adults.

DIRECTORS WHOSE TERMS EXPIRE IN 2007

William C. Enloe. Mr. Enloe, age 57, has served as President and Chief Executive Officer of Trinity since 1979. He is a member of the Board’s Loan, Funds Management, Technology, Trust and Strategic Planning Committees. Mr. Enloe has also served as the Chairman and Chief

Executive Officer of Los Alamos National Bank since 1994. Mr. Enloe has been employed by Los Alamos National Bank since 1971 and served as the President and Chief Executive Officer from 1978-1994; Vice President from 1975-1978; Cashier from 1973-1975; and as a Loan Officer from 1971-1973. Additionally, he has served as Chief Executive Officer and Chairman of the Board of Title Guaranty since May 2000 and TCC Advisors since its creation in February 2006. In addition to his service to Trinity, Mr. Enloe is committed to New Mexico charities and economic development efforts. Mr. Enloe is Chairman of the Boards of the Governor’s Business Advisory Council, Los Alamos Economic Development Research Park Committee, the Los Alamos Economic Development Corporation and the New Mexico Economic Development Partnership. Additionally, he serves as a member of the Boards of Directors of the Santa Fe Institute, the Delle Foundation, the State Private Equity Investment Advisory Committee, the North Central Accreditation, Los Alamos Technical Associates, Inc., MIOX Corporation, and as a member of the Los Alamos National Laboratory Foundation, and the Industrial Business Development Advisory Board. Mr. Enloe is also a managing member of KKSE, LLC.

Deborah U. Johnson. Ms. Johnson, age 54, has served as a member of the Board of Directors of Trinity and Los Alamos National Bank since 2001. She has also served as Strategic Planning Committee Chair since 2002 and is a member of the Nominating and Corporate Governance, Compensation and Trust Committees. Ms. Johnson is the Chief Executive Officer and Director of Rick Johnson & Company, Inc., an advertising and marketing firm headquartered in Albuquerque, New Mexico. Ms. Johnson is the New Mexico member on the Federal Reserve Bank of Kansas City’s Tenth District Economic Advisory Council. Very active in the business community in Albuquerque, Ms. Johnson serves as Director for the Albuquerque Economic Development Committee (Chairman 2002 and 2003), University of New Mexico Anderson Schools of Management (Chairman 1999), the New Mexico Better Business Bureau (Chairman 1999), the Central New Mexico Susan G. Komen Foundation (Chairman 2001), and the United Way Women’s Leadership Council. Ms. Johnson has a long history of commitment to the business community as well as charitable organizations in New Mexico and has served as, among other positions, a Director of the New Mexico Association of Commerce and Industry, Quality New Mexico and the Governor’s Business Executives for Education. Ms. Johnson is past Chairman of Affiliated Advertising Agencies International, and has received numerous professional awards including Female Executive of the Year by the New Mexico Chapter, National Association of Female Executives; Top 100 Power Broker by New Mexico Business Weekly; Woman on the Move, 1996 and New Mexico of Vision 2004, by the YMCA; Top 25 Women Business Owners by the New Mexico Woman Magazine; Maxie Anderson Small Business Award by the Greater Albuquerque Chamber of Commerce, 1999; and The ZIA Achievement Award from the University of New Mexico. The New Mexico Business Weekly recently named her one of the state’s “Ten Most Influential Women.”

Lewis A. Muir. Mr. Muir, age 73, has been a member of the Boards of Directors of Trinity and Los Alamos National Bank since 1990 and was the Audit Committee Chair from 1999 to 2003. He is a member of the Board’s Loan, Funds Management, Compensation, Audit, and Strategic Planning Committees. Mr. Muir also serves as President and member of the Board of Directors of Universal Properties and the Los Alamos Retirement Center. He is a member the Los Alamos Chamber of Commerce where he was a past ex officio member of the Board of Directors. He has also been a member of the Board of Directors of the Maternal Child Health Council since 1993. Mr. Muir has been extensively involved in the Los Alamos County government for many years, serving as a member of the Council of the Incorporated County of Los Alamos from 1993 to 2003, as a member of the Board of Directors, as Treasurer of the New Mexico Association of Counties from 1993 to 2003 and was a member of the Long Range Planning Committee for the Los Alamos Library System. Mr. Muir is a current member and past President of the Los Alamos

Rotary Club. He is a member of the Board of Directors and past President of the Los Alamos Retirement Center.

Charles A. Slocomb. Mr. Slocomb, age 59, has been a member of the Boards of Directors of Trinity and Los Alamos National Bank since 1999. Mr. Slocomb is a member of the Board’s Technology, Trust and Audit Committees. He retired from the Los Alamos National Laboratory in August of 2004 and accepted a job with SAIC as a consulting employee in November 2004. He held various management positions at the Laboratory, including Project Director, Division Director and Group Leader. He also serves as a member of the Board of Directors of Good Touch/Bad Touch, the Laguna Vista Land Owners Association and as a volunteer firefighter for the Laguna Vista Volunteer Fire Department. He and his wife, Connie, live in Santa Fe, New Mexico.

NOMINEES FOR DIRECTORS WHOSE TERMS EXPIRE IN 2008

Jerry Kindsfather. Mr. Kindsfather, age 56, served as the Chairman of the Board of Directors of Trinity from 2000 to 2004. Mr. Kindsfather has served as a member of the Boards of Directors of Trinity and Los Alamos National Bank since 1984 and as a member of the Board of Directors of Title Guaranty & Insurance Company since May 2000. He is also a member of the Audit, Compensation, Trust, Strategic Planning, Loan and Funds Management Committees. Mr. Kindsfather retired in November 2003 after serving as the President of AKC, Inc. since 1970 and as co-owner of Ed’s Foods, a retail grocery store located in Los Alamos, New Mexico, since 1970. Mr. Kindsfather is also a partner in J & G Investments and a managing member of KKSE, LLC.

Steve W. Wells. Mr. Wells, age 50, has served as President and Chief Administrative Officer of Los Alamos National Bank since 1994. He has served on the Boards of Directors of Los Alamos National Bank and Trinity since 1986, as Trinity’s Secretary since 1986 and as a member of the Board of Directors of Title Guaranty since May 2000. He is also a member of the Board’s Loan, Funds Management, Technology, Trust and Strategic Planning Committees. Mr. Wells has been employed by Los Alamos National Bank since 1985 and previously held the position of Executive Vice President from 1985 to 1994. He is currently a member of the Boards of Directors of Quality New Mexico, Los Alamos Family YMCA and the New Mexico Bankers Association. Mr. Wells is also a member of the faculty of Western States School of Banking where he teaches Technology Management.

Robert P. Worcester. Mr. Worcester, age 59, has been a member of the Board of Directors of Trinity and Los Alamos National Bank since 1995 and has served as the Vice-Chairman of the Board since 2004. Mr. Worcester is also the Chair of the Nominating and Corporate Governance Committee, Chair of the Compensation Committee and is a member of the Audit, Trust and Strategic Planning Committees. He has been the President and a 50% shareholder of Worcester & McKay, P.C. since 1993, where he is a practicing attorney, and is a member of Worcester & McKay, LLC. Mr. Worcester has been recognized by “The Best Lawyers in America” for the last 15 years and has been recently recognized by “Outstanding Lawyers in America.”  He is also a Fellow of the American College of Trust and Estate Counsel. He also serves as the President of the Georgia O’Keefe Foundation. In addition, Mr. Worcester serves as a member of the Board of Directors and President of the Santa Fe Art Foundation, as a member of the Board of Directors and as President of the John Bourne Foundation, as a member of the Board of Directors and Secretary of the Allan Houser Foundation, as a member of the Board of Directors and Secretary of the Veritas Foundation and as a member of the Council of Benefactors for the Santa Fe Community Foundation.

The following director will not stand for re-election at the 2006 Annual Shareholder Meeting but will continue after the meeting as a Director Emeritus:

George A. Cowan. Dr. Cowan, age 86, has served as a member of the Board of Directors of Trinity since its formation and has been a director of Los Alamos National Bank since 1963. Dr. Cowan was Chairman of the Board of Trinity from 1977 to 1995 and of Los Alamos National Bank from 1965 to 1994. Dr. Cowan will serve as a Director Emeritus following the 2006 Annual Shareholder Meeting. He is currently a member of the Board’s Loan, Funds Management and Trust Committees. In 1988, he retired from Los Alamos National Laboratory after 40 years of service, over which period he was employed as a staff member, Associate Director for Research and Senior Fellow. Since retiring, Dr. Cowan has continued to serve as a Senior Fellow Emeritus to the Laboratory and was awarded the Los Alamos National Laboratory Medal in 2002. He served as a member of the White House Science Council under President Reagan from 1982 to 1985. Dr. Cowan is the founding member of the Santa Fe Institute, serving as its President from 1984 to 1991. He continues to serve on the Board of Directors and is a Distinguished Fellow of the Institute. Dr. Cowan founded the Delle Foundation in 2004, a non-profit foundation that funds research and programs dealing with environmental issues and early childhood development. He also serves as a member of the Board of Directors of Los Alamos National Laboratory Foundation and the Advisory Board for the Center for Neural Basis of Cognition. Dr. Cowan was awarded a Presidential Citation from the Department of Energy in 1990, the New Mexico Academy of Science Distinguished Scientist Award in 1975, the Robert H. Goddard Award in 1984, the E.O. Lawrence Award in 1965 and the Enrico Fermi Prize in 1991 for his contributions during his career as a nuclear scientist. He was awarded the Los Alamos Living Treasures Award in 2003. He is a fellow and/or member of several societies, including the American Academy of Arts and Sciences, the American Chemical Society, the American Physical Society and Sigma Xi and has received honorary degrees from several universities.

In addition, the following individual serves as an executive officer of Trinity and Los Alamos National Bank:

Daniel R. Bartholomew. Mr. Bartholomew, age 40, has served as Chief Financial Officer of Trinity and Vice President and Chief Financial Officer of Los Alamos National Bank since February 2003.  Mr. Bartholomew has been with Los Alamos National Bank since 1987, serving in a variety of positions, including Teller Supervisor, Assistant Cashier, Cashier and Vice President/Cashier. He is also the Chairman of the Asset/Liability Management/Investment Committee and a member of the ESOP Advisory Committee for the Trinity Capital Corporation ESOP.

ITEM II

APPROVAL OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Shareholders will be asked to ratify the appointment of Moss Adams, LLP (“Moss Adams”) as our independent registered public accounting firm for the year ending December 31, 2006. Trinity previously employed Neff & Ricci, LLP (“Neff & Ricci) as its independent registered public accounting firm. On January 1, 2006, Neff & Ricci combined its practice with that of Moss Adams and ceased to exist. As of that date, Trinity named Moss Adams as its independent registered public accounting firm.

Neff & Ricci’s audit reports on Trinity’s financial statements for 2004 and Moss Adams’ audit reports on Trinity’s financial statements for 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles. During Trinity’s two most recent fiscal years and the subsequent interim period preceding the replacement of Neff & Ricci, there were no disagreements with Neff & Ricci on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Neff & Ricci, would have caused them to make reference to the subject matter of the disagreements in connection with their reports; and there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K (“Regulation S-K”) promulgated by the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Exchange Act of 1934, as amended.

During the Registrant’s two most recent fiscal years and through the date of naming Moss Adams as its independent registered public accounting firm, Trinity did not consult Moss Adams with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Registrant’s financial statements, or any other matters or reportable events listed in Item 304(a)(2)(i) or (ii) of Regulation S-K.

Trinity now asks the shareholders to ratify the selection of Moss Adams as its independent registered public accounting firm for the year ending December 31, 2006. If the appointment of Moss Adams is not ratified, the matter of the appointment of independent registered public accounting firm will be considered by the Audit Committee and Board of Directors. A representative of Moss Adams is expected to be present at the Annual Meeting and will given the opportunity to make a statement if the representative desires to do so and will be available to respond to appropriate questions.

Accountant Fees

The following are the audit fees, audit related fees, tax fees and other fees billed by Neff & Ricci and Moss Adams for the 2005 and 2004 audits of Trinity’s financial statements.

	2005		2004
Services Provided	Neff & Ricci	Moss Adams	Neff & Ricci
Audit Fees	$22,800	$98,000	$103,979
Audit Related Fees	$66,425	$8,900	$70,523
Tax Fees	$1,480	$12,000	$32,645
All Other Fees	$0	$0	$0
Total	$90,705	$118,900	$207,146

Audit Fees. The audit services included the review of the consolidated financial statements and internal control over financial reporting, and other services normally performed by independent auditors in connection with statutory and regulatory filings.

Audit Related Fees. The majority of these services related to the audit of Trinity’s ESOP and 401(K) plan and evaluation of compliance with the Sarbanes-Oxley Act of 2002.

Tax Fees. The tax fees billed were for the preparation of Trinity’s federal and state tax returns.

All Other Fees. Neither Neff & Ricci nor Moss Adams billed for any other services in 2005 or 2004.

Pre-Approval

All audit services, audit related services, tax services, and other services performed in 2005 were pre-approved by the Audit Committee. The Committee concluded that the provision of such services by Neff & Ricci was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee will, going forward, consider annually and, if appropriate, approve the provision of audit and non-audit services by Moss Adams. The Audit Committee will, as necessary, consider and, if appropriate, approve the provision of audit and non-audit services which are not encompassed by the Audit Committee’s annual pre-approval and are not prohibited by law.

The Board of Directors unanimously, and with the recommendation of the Audit Committee, recommends a vote “for” the approval of Moss Adams, LLP as our independent registered public accounting firm for the year ending 2006.

REQUIREMENTS, INCLUDING DEADLINES, FOR SUBMISSION

OF PROXY PROPOSALS, NOMINATIONS OF DIRECTORS

AND OTHER BUSINESS OF SHAREHOLDERS

Shareholder Nomination Procedure. For a shareholder nominee to be considered for inclusion in our proxy statement, the nominating shareholder must file a written notice of the proposed director nomination with our Corporate Secretary, no more than 90 days prior but not less than 60 days prior to the anniversary of the previous year’s annual shareholder meeting. Nominations must include the full name and address of the proposed nominee and a brief description of the proposed nominee’s business experience for at least the previous five years. All submissions must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected. The Nominating and Corporate Governance Committee may request additional information in order to make a determination as to whether to nominate the person for director.

Shareholders may suggest candidates for the Board of Directors by following the procedure detailed in Trinity’s bylaws. The following is a summary of the process for shareholder nominations:

•                       The shareholder must provide a written statement suggesting an individual as a candidate that includes the information required by Trinity’s bylaws summarized below.

•                       The statement must be received by the Corporate Secretary, in the case of an annual meeting, not less than 60 days and not more than 90 days prior to the first anniversary (day and month) of the previous year’s annual meeting and, in the case of a special meeting, not less than 60 days and not more than 90 days prior to the special meeting.

Each shareholder written statement must set forth: (a) as to each person whom the shareholder proposes to nominate for election as director: (i) the name, age, business address and residential address of such person; (ii) the principal occupation or employment of such person; (iii) The class and number of shares of our stock which are beneficially owned by such person on the date of the written statement; and (iv) any other information relating to such person that would be required to be disclosed pursuant to rules and regulations promulgated under the Securities Exchange Act; and (b) as to the nominating shareholder giving the written statement: (i) the name and address, as they appear on our books, of the nominating shareholder and the name and principal business address of any other beneficial shareholder known by the nominating shareholder to support such nominee; and (ii) the class and number of shares of stock which are beneficially owned by the nominating shareholder on the date of such written statement and the number of shares owned beneficially by any other record or beneficial shareholders known by the nominating shareholder to be supporting such nominee on the date of such written statement.

Any deficiencies in a notice of shareholder nomination will be noted by the Corporate Secretary and the nominating shareholder will be informed and provided an opportunity to cure the defect, if possible. The presiding officer will determine whether a nomination was timely made and will make that determination at the shareholders meeting.

No shareholder nominations were received by the Corporate Secretary as of March 27, 2005. The Nominating and Corporate Governance Committee has not retained or paid any third parties to assist in the identification of nominees. All of the nominees approved by the Nominating and Corporate Governance Committee for inclusion on the proxy card included with this Proxy Statement are incumbent directors standing for re-election. Shareholder nominations for the 2007

Annual Meeting must be received by Trinity’s Secretary no earlier than February 10, 2007 and no later than March 13, 2007.

Other Shareholder Proposals. Under our bylaws, no business may be brought before an annual meeting unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to our Corporate Secretary. To be considered for inclusion in our proxy statement and form of proxy for our 2007 Annual meeting of Shareholders, shareholder proposals must be received by our Corporate Secretary, at the above address, no later than March 13, 2007, and must otherwise comply with the notice and other provisions of our bylaws, as well as Securities and Exchange Commission rules and regulations.

For proposals to be otherwise brought by a shareholder and voted upon at an annual meeting, the shareholder must file written notice of the proposal (containing certain information specified in the bylaws about the shareholder and the proposed action) to our Corporate Secretary no less than 60 days prior to the first anniversary of the preceding year’s annual meeting.

APPENDIX A

AUDIT COMMITTEE CHARTER

TRINITY CAPITAL CORPORATION

I.              PURPOSE

The Audit Committee is a committee of the Board of Directors of Trinity Capital Corporation (“Company”). The primary purpose of the Audit Committee is to assist the Board in fulfilling its responsibility for the risk management oversight of the Company and its subsidiaries, Los Alamos National Bank and Title Guaranty & Insurance Company. The Committee’s role includes a particular focus on the qualitative aspects of financial reporting to the Board of Directors and to shareholders, on the Company’s processes to manage business and financial risk and on compliance with significant applicable legal, ethical and regulatory requirements. The Committee is directly responsible for the appointment, compensation, oversight and dismissal, if the Committee deems appropriate, of the independent public accounting firm engaged to prepare and issue an audit report on the financial statements of the Company.

The Audit Committee’s primary responsibilities and duties are to assist the Board of Directors with the oversight of (a) the integrity of the Company’s financial statements, (b) the Company’s compliance with legal and regulatory requirements, (c) the independent accountants’ qualifications and independence and (d) the performance of the Company’s internal audit function.

II.            MEMBERSHIP

The Audit Committee shall be comprised of three or more directors, as determined by the Board, each of whom shall be an independent director, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. Additionally, each member shall be independent as defined by the rules of the Securities and Exchange Commission, the rules and regulations of any exchange or national market on which the Company’s common stock is quoted or listed for trading and the rules of any other body with regulatory authority over the Company.

All members of the Audit Committee shall have a working familiarity with basic finance and accounting practices or at the time of their appointment shall undertake training for that purpose. At least one member of the Committee shall, in the judgment of the Board of Directors, be an “audit committee financial expert” in accordance with the rules and regulations of the Securities and Exchange Commission and at least one member of the Committee shall have banking or related financial management expertise as set forth in the Federal Deposit Insurance Act (12 USC 1831m(g)) and applicable federal regulations.

The members of the Audit Committee shall be nominated by the Chairman of the Board and elected by the entire Board. The Committee shall elect its Chairman with the consent of the Board.

Trinity Capital Corporation

Audit Committee Charter

III.           REPORTING

The Company’s independent accountants and the internal audit staff shall report directly to the Committee. The Committee is expected to maintain free and open communication with the independent accountants, the internal auditors and the Company’s management. This communication shall include private executive sessions, at least annually, with each of these parties. The Committee Chairman shall report on all Committee activities to the full Board.

IV.           EDUCATION

The Company is responsible for providing the Committee with educational resources related to accounting principles and procedures, current accounting topics pertinent to the Company and other material as may be requested by the Committee. The Company shall assist the Committee in maintaining appropriate financial and technological literacy. All Committee members shall satisfy any applicable continuing education requirements of the Securities and Exchange Commission and of any exchange or national market on which the Company’s common stock is quoted or listed for trading.

V.            GENERAL RESPONSIBILITIES AND AUTHORITY

The Committee’s specific responsibilities in carrying out its oversight role are delineated in Article VII below. The Committee relies on the expertise and knowledge of management, the internal auditors and the Company’s independent accountants in carrying out its oversight responsibilities. Management of the Company is responsible for ensuring that the Company’s financial statements are complete, accurate and prepared in accordance with generally accepted accounting principles. The Company’s independent accountants are responsible for auditing the Company’s financial statements.

VI.           AUDIT COMMITTEE REPORT

The Audit Committee shall prepare the report required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement, and any other report or document required to be prepared by the Committee by the Securities and Exchange Commission or by any exchange or national market on which the Company’s common stock is quoted or listed for trading.

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VII.         SPECIFIC AUDIT COMMITTEE RESPONSIBILITIES

To fulfill its responsibilities and duties, the Committee shall:

A.            Independent Accountants

1.                                       Appoint, approve the compensation of, oversee and dismiss, if the Committee deems appropriate, the Company’s independent accountants.

2.                                       Review and discuss with the Company’s public accountants all significant relationships the accountants have with the Company to determine the accountants’ independence.

3.                                       Pre-approve all audit and non-audit services to be performed by the independent accountants.

4.                                       Monitor the services performed by the independent accountants to ensure that any services prohibited by the Securities and Exchange Commission, or by any exchange or national market on which the Company’s common stock is quoted or listed for trading, are not performed during the period in which the independent accountants are performing audit services for the Company.

B.                                     Financial Reporting Process

1.                                       Approve the annual internal audit review activities and scope of review.

2.                                       Review with the internal auditor, the independent accountants and financial management the audit scope and plan for the year and the coordination of audit efforts to assure completeness of coverage, reduction of redundant efforts and the effective use of audit resources.

3.                                       Consider and review with the independent accountants and the internal auditor the adequacy of the Company’s internal controls including computerized information system controls, accuracy and security.

4.                                       Consider and review with the independent accountants and the internal auditor any related significant findings and recommendations of the independent accountants and internal auditor together with management’s responses.

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5.                                       Review with financial management and the independent accountants at the completion of the annual audit:

i.                                          The Company’s annual financial statements and related footnotes.

ii.                                       The independent accountants’ audit of the financial statements and its report.

iii.                                    Any significant changes required by the independent accountants in the statements prepared by management.

iv.                                   Any significant changes required in the independent accountants’ audit-plan.

v.                                      Any serious difficulties or disputes with management encountered during the course of the audit.

vi.                                   Other matters related to the conduct of the audit which are to be communicated to the Committee under generally accepted auditing standards.

6.                                       Consider and review with financial management and the internal auditor:

i.                                          Significant findings of the internal auditor and management’s responses.

ii.                                       Any difficulties encountered in the course of the internal audit, including any restrictions on the scope of the internal auditor’s work.

iii.                                    Any changes required in the planned scope of the internal auditor’s audit plan.

7.                                       Review with financial management and the independent accountants at least annually the Company’s accounting policies.

C.                                     Ethical and Legal Compliance

1.                                       Review policies and procedures with respect to transactions between the Company and officers and directors, or affiliates of officers and directors.

2.                                       Review and pre-approve all material related party transactions that are not prohibited by the rules of the Securities and Exchange Commission or of any exchange or national market on which the Company’s common stock is quoted or listed for trading.

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3.                                       Review legal and regulatory matters that may have a material impact on financial statements, compliance, security or operations of the Company.

4.                                       Meet with the independent accountants, internal auditor and financial management in individual executive sessions to discuss any matters that should be discussed privately with the Committee.

5.                                       Establish and maintain policies and procedures for employees of the Company to anonymously report accounting errors or improprieties directly to the Committee.

6.                                       Retain independent legal counsel or other advisors as the Committee deems, in its sole discretion, necessary to fulfill its duties under this Charter. The Committee shall be afforded all funding necessary to retain such independent legal counsel and advisors.

D.            Other General Committee Duties

1.                                       Review with financial management and the independent accountants the Company’s quarterly and annual reports, and all other reports filed with the Securities and Exchange Commission prior to their filing or prior to the release of earnings. The Chair of the Committee may represent the entire Committee for purposes of this review.

2.                                       Conduct or authorize investigations into any matters within the Committee’s scope of responsibilities. The Committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

3.                                       Meet as frequently as circumstances require, but at least quarterly. The Committee may ask members of management or others to attend Committee meetings and provide pertinent information as necessary.

4.                                       Provide an open avenue of communication between the internal auditor, the independent accountants, financial management and the Board of Directors. The Committee’s actions will be reported to the Board of Directors with such recommendations as the Committee may deem appropriate.

5.                                       Review and update this Charter annually, or more frequently if necessary, to reflect changes in regulatory requirements, authoritative guidance and evolving oversight practices.

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6.                                       Verify the Committee consists of a minimum of three members who are financially literate, including at least one member who has banking and financial sophistication and meets the definition of “audit committee financial expert” in accordance with the rules and regulations of the Securities and Exchange Commission.

7.                                       Perform such other functions as assigned by the Board of Directors or by law.

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PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
TRINITY CAPITAL CORPORATION TO BE HELD ON MAY 11, 2006

The undersigned hereby appoints Cathe McClard and Tim Doyle, or either one of them acting in the absence of the other, with power of substitution, attorneys and proxies, for and in the name and place of the undersigned, to vote the number of common shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of shareholders, to be held at the Hilltop House Hotel located at 400 Trinity Drive, Los Alamos, New Mexico, on the 11th day of May 2006 at 6:30 p.m., or any adjournments or postponements of the meeting, upon the matters set forth in the Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as follows:

ITEM I.	ELECTION OF DIRECTORS:

FOR all nominees	FOR only nominees as marked below		WITHHOLD AUTHORITY to vote for all nominees
☐
	Jeffrey Howell Arthur B. Montoya, Jr. Stanley D. Primak	☐	☐
☐
☐

ITEM II.	RATIFICATION OF THE APPOINTMENT OF MOSS ADAMS, LLP as Trinity’s independent public accountants for the year ending December 31, 2006:

For	☐	Against	☐	Abstain	☐

OTHER ITEMS: In accordance with their discretion, upon all other matters that may properly come before said meeting and any adjournments or postponements of the meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE NOMINEES LISTED UNDER ITEM I, AND “FOR” ITEM II.

Dated:	, 2006

Signature(s)

NOTE: PLEASE DATE PROXY AND SIGN IT EXACTLY AS NAME OR NAMES APPEAR ABOVE. ALL JOINT OWNERS OF SHARES MUST SIGN. STATE FULL TITLE WHEN SIGNING AS EXECUTOR, ADMINISTRATOR, TRUSTEE, GUARDIAN, ETC. PLEASE RETURN SIGNED PROXY IN THE ENCLOSED ENVELOPE.